UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

FORM 8-K
________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2018

________________________________

MUFG Americas Holdings Corporation
(Exact name of registrant as specified in its charter)

________________________________

Delaware 001-15081 94-1234979
(State of Incorporation) (Commission File Number) (IRS Employer Identification No.)

1251 Avenue of the Americas
New York, NY 10020
(Address of principal executive offices) (Zip Code)

Tel. (212) 782-6800
Registrant’s telephone number, including area code
________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 12, 2018, MUFG Americas Holdings Corporation (“MUAH”), which is owned by MUFG Bank, Ltd., and Mitsubishi UFJ Financial Group, Inc. (“MUFG”), entered into a Master Internal Total Loss Absorbing Capacity Loan Agreement (the “TLAC Agreement”) with MUFG Bank, Ltd. (the “Lender”), under which MUAH will initially borrow an aggregate of $6.5 billion (the “Loan”) from the Lender to comply with the Federal Reserve’s Total Loss Absorbing Capacity (“TLAC”) rule (12 CFR Section 252.165), and the amount of such borrowings may increase over time. As MUAH’s outstanding external debt matures, it will likely be replaced with TLAC-eligible long-term debt. The Loan is initially comprised of three unsecured notes in the principal amounts of $1.625 billion, $3.250 billion and $1.625 billion, bearing initial interest rates (based on a market index) of 3.58094%, 3.67094% and 3.76094%, respectively, and maturing on December 12, 2021, December 12, 2022 and December 12, 2023, respectively. MUAH may prepay the notes, in whole or in part, two years prior to the stated maturities. The outstanding principal of the notes can be declared due and payable immediately, together with any accrued and unpaid interest, in the event of liquidation, insolvency or similar proceeding with respect to MUAH or all or substantially all of its property. Under certain circumstances, the Federal Reserve may issue a conversion order pursuant to the TLAC rule (12 CFR Section 252.163) that would result in the conversion of any then-outstanding note, in whole or in part, to MUAH equity issued to the Lender.

The foregoing summary of the terms of the TLAC Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the TLAC Agreement, filed herewith as Exhibit 10.1, which is incorporated herein by reference.

As the TLAC long-term debt is repaid and refinanced from time to time, it is expected that such debt will be replaced by new TLAC long-term debt of similar terms.

Item 8.01 Other Events
On December 12, 2018, MUAH repurchased for cash an aggregate of 15,654,589 shares of its outstanding common stock from MUFG and MUFG Bank, Ltd. (765,245 shares from MUFG and 14,889,344 shares from MUFG Bank, Ltd.) at a per share price of $159.42, for an aggregate purchase price of approximately $2.5 billion. This share repurchase was partially funded by a $1.7 billion dividend from MUFG Union Bank, N.A., MUAH’s principal banking subsidiary, and paid to MUAH on December 12, 2018.

Item 9.01 Financial Statements and Exhibits
(d)    Exhibits.

Exhibit Number	Description
10.1	Master Internal Total Loss Absorbing Capacity Loan Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MUFG AMERICAS HOLDINGS CORPORATION

Dated: December 14, 2018	By:	/s/ Johannes Worsoe
Johannes Worsoe Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Master Internal Total Loss Absorbing Capacity Loan Agreement